UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                            of 1934


Date of Report (Date of earliest event reported)  October 3, 2007


                          DIONICS, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Delaware                                                11-2166744
(State or other jurisdiction                      (I.R.S. Employer
of incorporation)                              Identification No.)


65 Rushmore Street
Westbury, New York                                           11590
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code:(516)997-7474

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

     (b) Effective as of October 3, 2007, Dionics, Inc. (the "Company") engaged Michael F. Albanese, CPA, 18 Lisa Court, Parsippany, New Jersey 07054, as its principal independent accountant to audit the financial statements of the Company. The engagement was approved by the Company's Board of Directors.

     During the Company's two most recent fiscal years, and any subsequent period prior to engaging Michael F. Albanese, CPA, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted Michael F. Albanese, CPA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report provided to the Company nor was oral advice provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement with the former accountant or a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-B).

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DIONICS, INC.
                              (Registrant)


Dated: October 3, 2007        By:   /s/ Bernard L. Kravitz
                              Name:     Bernard L. Kravitz
                              Title:    President